SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)


Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:


|_|  Preliminary proxy statement        |_| Confidential, For Use of the
                                        Commission Only (as permitted by Rule
                                        14a-6(e)(2))

|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       U.S. Automotive Manufacturing, Inc.
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

          (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

          (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

          (5) Total Fee Paid:

________________________________________________________________________________

     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

________________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     (3) Filing party:

________________________________________________________________________________
     (4) Date filed:

________________________________________________________________________________

                [U.S. Automotive Manufacturing, Inc. Letterhead]







                                                     July 2, 1999



Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Wednesday, August 18, 1999 at 10:00 A.M., local time, at 711 Fifth Avenue, 11th Floor, New York, New York 10022.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Securities Transfer Corporation, in writing, at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.


     Please take special note of Proposal I. As outlined therein, your vote is being solicited to reduce the authorized shares of the Company's common stock. Failure to approve such proposal will result in materially higher ($120,000) franchise taxes in the state of Delaware. This action is necessitated by the Company's recent reverse split without a reduction in authorized shares. Approval of the reduction requires approval by holders of over 50% of our outstanding common stock (not just a majority of those voting). Your vote will assist management in saving corporate assets, your corporate assets.


     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                     Cordially,


                                                     /s/ John W. Kohut
                                                     John W. Kohut
                                                     Chairman of the Board

                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            Route 627, Airport Drive
                             Tappahannock, VA 22560
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 18, 1999
                                   ----------

To the Stockholders of U.S. AUTOMOTIVE MANUFACTURING, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Automotive Manufacturing, Inc. (the "Company") will be held on Wednesday, August 18, 1999, at 10:00 A.M., local time, at 711 Fifth Avenue, 11th Floor, New York, New York 10022 for the following purposes:

     1. To elect four (4) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to reduce the number of authorized Shares of Common Stock; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 25, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------



                                             By Order of the Board of Directors,


                                             John W. Kohut
                                             Chairman of the Board

July 2, 1999

                                 PROXY STATEMENT

                       U.S. AUTOMOTIVE MANUFACTURING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 18, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. AUTOMOTIVE MANUFACTURING, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, August 18, 1999, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.


     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about July 8, 1999.


     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                          Route 627, Airport Drive
                          Tappahannock, VA 22560
                          Telephone No.: (800) 446-3032

                       OUTSTANDING STOCK AND VOTING RIGHTS


     Only stockholders of record at the close of business on June 25, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 1,048,273 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. The proposal to amend the Company's Certificate of Incorporation will be approved upon receiving the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. It is currently anticipated that votes will be counted and certified by an Inspector of Election who is currently expected to be an employee of the Company or its legal counsel. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Because of the requirement for an absolute majority of the outstanding Common Stock to approve the proposed amendment to the Certificate of Incorporation, broker non-votes will also have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation. Broker non-votes will, however, have no legal effect on the vote on any other particular matter which requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.


     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, four (4) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the year 2000. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.

         Name                                Position
         ----                                --------

         John W. Kohut           Chairman of the Board, Director(1)

         Martin Chevalier        Chief Executive Officer, President and Director

         David Love              Director(1)

         Mandel Sherman          Director(1)


----------
(1)  Member, Audit Committee

     John W. Kohut, 52, has been a director of the Company since August 1997 and has served as the Chairman of the Board of the Company since Quality Automotive Company ("Quality") was acquired by the Company, by merger, on August 29, 1997 (the "Merger"). Mr. Kohut also has served since August 1997 as the principal financial officer of the Company. Prior to the Merger, he was a substantial equity owner in Quality. Since January 1991 Mr. Kohut has served as President of RamKo Venture Management, Inc. ("RamKo"), an investment banking and consulting firm. He currently continues to serve in such capacity. The Company has engaged RamKo as a consultant to the Company since December 1996.

     Martin Chevalier, 53, has been a director of the Company since August 1997 and has served as President and Chief Executive Officer of the Company since the Merger. He also has served as President of Quality since December 1988. Prior to the Merger, he was also a principal equity owner of Quality.

     David Love, 64, has been a director of the Company since July 1996. He has served as Chairman of the Audit Committee since August 1997. For more than the past five plus years, Mr. Love has been a practicing independent Certified Public Accountant and attorney in the greater Boston area. In addition, Mr. Love is a practicing arbitrator and mediator. From April 1995 to September 1998, Mr. Love served as the Chief Financial Officer of Quality Microwave, Inc., a private corporation located in Wilmington, MA.

     Mandel Sherman, 60, has been a director of the Company since July 1996. Mr. Sherman has also provided consulting services to the Company through Baroque Investments, Inc., a consulting firm engaged by the Company for a period commencing in December 1995 and terminating December 31, 2000. Since 1983, Mr. Sherman has served as an investor and manager in a variety of privately-held real estate ventures and more recently, investment firms and companies, including, without limitation, First Providence Financial Association Inc., a member of the NASD. Since 1996 he has served as President and principal stockholder of Miss Sloan Capital Ltd., an investment company and General Partner of Elmgrove Associates II, L.P. ("Elmgrove"), which partnership is a principal stockholder of the Company. In the past, Mr. Sherman served as an executive officer in both public and private companies engaged in the precious metals industry. He has also served as President of Westbury Alloys, LLC. and Manager of Wingate Financial Associates, LLC since 1996.

Following is information with respect to the Company's other executive officer:

     Karen L. Connery, 34, has served as Treasurer, principal accounting officer and Secretary of the Company since May 1998. Over the past five years, Ms. Connery has practiced in the areas of tax accounting, auditing and litigation support for both public accounting firms and as a sole proprietor. Immediately prior to serving the Company in her present capacity, Ms. Connery provided services to the Company as a financial consultant.

     During the fiscal year ended December 31, 1998, the Board of Directors held thirteen meetings which were attended by all of the directors. The Board also took various actions by unanimous written consent in lieu of a meeting.

     All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that, during the year ended December 31, 1998, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with, except that Form 4's covering stock options granted to each of the Company's four (4) directors in July 1998 were not timely filed.

Recommendation


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1998, 1997 and 1996 the compensation of the Company's Chief Executive Officer and any executive officer of the Company, other than the Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term Compensation

                                                           Annual Compensation          Awards                Payouts
                                                           -------------------          ------                -------

                                                                                        Securities            All Other
      Name                 Principal         Fiscal     Salary ($)        Bonus ($)     Underlying Options    Compensation
      ----                 Position           Year      ----------        ---------     ------------------    ------------
                           --------           ----


Martin              President and Chief      1998       $225,000               0        6,666 (4)              21,900.50
Chevalier           Executive Officer        1997       $ 75,000 (1)           0        0                      N/A


John K. Kenney      Treasurer, Secretary (2) 1998       $ 27,500 (3)           0        0                      N/A
                                             1997       $110,000         $ 36,000       0                      N/A
                                             1996       $110,000         $ 18,000       0                      N/A


(1) Based on four months employment at an annual rate of $225,000. Mr. Chevalier was employed by the Company effective August 29, 1997, following the Merger.

(2) Mr. Kenney served as President and Chief Executive Officer of the Company from mid-October, 1995, until September 2, 1997, at which time he was employed by the Company as Treasurer and Secretary. Mr. Kenney resigned from his position as Treasurer and Secretary, effective March 27, 1998.

(3)  Based on three months employment at an annual rate of $110,000.

(4) Represents Mr. Chevalier's allocation of options to purchase Common Stock granted on July 8, 1998 under the Company's 1998 Stock Option Plan to the four members of the Board of Directors. The options vest and are exercisable in equal annual installments over a four (4) year period and then, only to the extent that the holder is still employed by the Company as of the date of such vesting and otherwise still eligible under the terms of the 1998 Stock Option Plan.

     The following table sets forth information concerning stock options granted in the year ended December 31, 1998 to the Named Executives:

              Option Grants in Fiscal Year Ended December 31, 1998

                                                  Individual Grants
                                       -------------------------------------
                                       Number of
                                       Securities           Percent of Total
                                       Underlying           Options Granted           Exercise
                                       Options              to Employees in           Price            Expiration
Name                                   Granted (#)          Fiscal Year(%)            ($/Sh)              Date
----                                   -----------          ----------------          ---------        ----------

                                                                                                            >
Martin Chevalier..........             6,666(1)                 100%                   14.53             7/8/2002




     (1) Represents options to purchase Common Stock granted on July 8, 1998 under the Company's 1998 Stock Option Plan. These options were granted to Mr. Chevalier in his capacity as a director and constitute his allocation of options that were granted to all four members of the Board of Directors on July 8, 1998. The options vest and are exercisable in equal annual installments over a four (4) year period and then, only to the extent that the holder is still employed by the Company as of the date of such vesting and otherwise still eligible under the terms of the 1998 Stock Option Plan.


     The following table sets forth information concerning the value of options exercised during the year ended December 31, 1998 and the value of unexercised stock options held by the Named Executives as of December 31, 1998:

                 Aggregated Option Exercises and Year End Values

                                                                   Number of Securities
                                                                        Underlying                         Value of Unexercised
                                                                    Unexercised Options                    In-the-Money Options
                                                                 at December 31, 1998 (#)               at December 31, 1998 ($)*
                                                                --------------------------             --------------------------
                              Shares            Value
                            Acquired on       Realized
Name                       Exercise (#)          ($)          Exercisable       Unexercisable        Exercisable       Unexercisable
----                       ------------          ---          -----------       -------------        -----------       -------------

Martin Chevalier                0                 0             1,666(1)           5,000(1)               --                --


----------
* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock, which was $2.345 on December 31, 1998.

     (1) Represents options to purchase Common Stock granted on July 8, 1998 under the Company's 1998 Stock Option Plan. These options were granted to Mr. Chevalier in his capacity as a director and constitute his allocation of options that were granted to all four members of the Board of Directors on July 8, 1998. The options vest and are exercisable in equal annual installments over a four (4) year period and then, only to the extent that the holder is still employed by the Company as of the date of such vesting and otherwise still eligible under the terms of the 1998 Stock Option Plan.

Employment and Consulting Agreements

     The Company entered into a three-year employment agreement dated August 29, 1997, with Martin Chevalier, whereby Mr. Chevalier serves as President and Chief Executive Officer of each of the Company and Quality. The employment agreement provides for an annual base compensation of $225,000 plus annual bonuses of (i) five percent (5%) of the first $1,000,000 in audited pre-tax consolidated profits of the Company and Quality and (ii) ten percent (10%) of audited pre-tax consolidated profits of the Company and Quality in excess of $1,000,000 but not to exceed $500,000 in any given year. The employment agreement provides for Mr. Chevalier's employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter. Mr. Chevalier's employment under the employment agreement may be terminated for "cause" by the Company or Quality.

     The Company entered into a three-year consulting agreement, which commenced August 29, 1997, with RamKo, of which Mr. Kohut is the President, pursuant to which RamKo agreed to provide general business and financial advice to the Company. The agreement provides for quarterly payments of $45,000 plus reasonable and necessary expenses. The agreement also provides that services rendered by RamKo shall not exceed twenty-five (25) days in any given calendar quarter (otherwise, the Company is liable to RamKo for an additional charge). In addition, RamKo and its directors, shareholders, agents, officers and employees have agreed not to perform services or engage in any business deemed to be in competition with the Company. The agreement may be terminated for "cause" by the Company.

     The Company previously entered into a consulting agreement, which terminated January 31, 1999, with Baroque Investments Inc. ("Baroque"), of which Mr. Sherman is the President, pursuant to which Baroque agreed to provide overall strategic advice and planning in connection with the acquisition and/or development of complementary products and businesses and the finances of the Company. The agreement provided for an annual rate of $60,000, payable in monthly installments of $5,000, plus reasonable and necessary expenses.

Committees of the Board of Directors

     In August 1997, the Company established an Audit Committee comprised of Messrs. Love, Kohut and Sherman. The Audit Committee, among other things, makes recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. During the fiscal year ended December 31, 1998, the Audit Committee held four meetings which were attended by all of the members of the Audit Committee.

     The Company did not have a standing Compensation or Nominating Committee of its Board of Directors during fiscal 1998 or committees performing similar functions.

Director Fees and Other Remuneration

     All directors receive a director's fee of $25,000 per annum in connection with their participation on the Board of Directors; provided, however, that each director is deemed to have waived such fee, or portion thereof during that year, to the extent that during such year such director otherwise receives compensation from the Company for services rendered in excess of such aggregate fee. Mr. Love receives the $25,000 annual director's fee and Mr. Sherman, effective with the expiration of the Baroque consulting contract on January 31, 1999, will likewise receive the annual director's fee.

     On July 8, 1998, the Company granted to the four members of the Board of Directors options to purchase an aggregate of 20,333 shares of Common Stock under the Company's 1998 Stock Option Plan.

Messrs. Kohut and Chevalier each were granted options to purchase 6,666 shares of Common Stock and Messrs. Sherman and Love were granted options to purchase 4,666 and 2,333 shares of Common Stock, respectively. The options have an exercise price of $14.53 per share and cashless exercise provisions. The options vest and are exercisable in equal installments over a four (4) year period commencing on the grant date.

     In addition to his director fees, Mr. Love received during fiscal 1998 an additional sum of approximately $7,333 for serving as Chairman of the Audit Committee. Such fee was discontinued, effective September 1, 1998.

     During fiscal 1998, Mr. Kohut received a sum of $180,000 based upon distributions made by the Company to Ramko pursuant to the Company's consulting agreement with Ramko. During fiscal 1997, Mr. Kohut received a sum of $60,000 based upon distributions by the Company to Ramko, pursuant to the Company's consulting agreement with Ramko, pro-rated over four months.

Stock Plans

1992 Stock Option Plan

     On March 13, 1992, the Company's Board of Directors and stockholders approved the Company's 1992 Employee Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, in the discretion of the Board of Directors, or if applicable, a Compensation Committee, options may be granted to key employees (including officers) of the Company and its subsidiaries for the purchase of shares of Common Stock. The Company is authorized to issue up to options to purchase up to 4,000 shares of Common Stock under the 1992 Plan. The 1992 Plan terminates in March 2002.

     On March 31, 1999, the Company re-priced options granted under the 1992 Plan to purchase 93 shares of Common Stock at a price per share of $1.063 per share (the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market on March 31, 1999).

     As of the Record date, options to purchase 4,000 shares of Common Stock were outstanding under the 1992 Plan.

1998 Stock Option Plan

     On June 30, 1998, the Company's Board of Directors and stockholders approved the 1998 Employee Stock Option Plan (the "1998 Plan"), pursuant to which 66,666 shares of Common Stock were reserved for issuance upon exercise of options eligible for grant under the 1998 Plan. Unless sooner terminated, the 1998 Plan will expire at the close of business on January 13, 2008.

     Any person, including, but not limited to, employees, directors, independent agents, consultants and attorneys believed by the Board of Directors, or if applicable, a Stock Option Committee, to have contributed to the success of the Company, are eligible to be granted non-qualified stock options under the 1998 Plan. Incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") may be granted only to employees of the Company or any subsidiary of the Company. Under the 1998 Plan the maximum number of shares that may be covered by stock options granted hereby to any one person for the duration of the Plan is 13,333 shares.

     Incentive stock options granted pursuant to the 1998 Plan ("Incentive Stock Options") are nontransferable by the optionee during his or her lifetime. All options granted under the 1998 Plan, will, unless a shorter term is established by the Board of Directors or the Committee, if applicable, expire if not exercised within ten years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder")), and under certain circumstances set forth in the 1998 Plan, may be exercised within 3 months following termination of employment (one year in the event of death of the optionee). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board of Directors or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the Incentive Stock Option on the date the Incentive Stock Option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in
Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

     As of the Record Date, options to purchase up to 49,333 shares of Common Stock were outstanding under the 1998 Plan.

                      VOTING SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) each director of the Company; (ii) each person who is known by the Company to beneficially own 5% or more of the outstanding Common Stock; (iii) each of the Named Executives; and (iv) all of the Company's directors and executive officers as a group (based on information furnished by such persons). Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.


Name and Address of Beneficial                     Amount and Nature of Beneficial            Beneficial
Owner(1)                                           Ownership(2)                                 Percent
------------------------------                     -------------------------------            ----------
Elmgrove Associates II, L.P.(3)                      135,166(4)                                 11.9%

Mandel Sherman (5)                                   160,233(4)(6)                              13.8%

John W. Kohut                                         52,411(7)                                  4.9%

Martin Chevalier                                      76,825(8)                                  7.3%

David Love (9)                                        13,758(10)                                 1.3%

John Kenney (11)                                         0                                      *

All executive officers and directors as a            303,227 (4)(6)(7)(8)(9)(10)                25.7%
group (5 persons)


----------
*    less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock is c/o the Company.

(2) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Elmgrove's address is 210 Dartmouth, Pawtucket, RI 02860. Mandel Sherman, a director of the Company, is President of the General Partner of Elmgrove.

(4) Includes 85,166 shares issuable upon exercise of currently exercisable warrants. 50,000 shares of Common Stock held by Elmgrove are subject to a lock-up agreement, dated August 29, 1997, whereby Elmgrove has agreed to certain volume restrictions and limitations on the sale of these shares over a 5 year period.

(5) Mr. Sherman's address is c/o Elmgrove Associates II, L.P. at 210 Dartmouth, Pawtucket, RI 02860.

(6) Includes options to purchase up to 2,333 shares of Common Stock and 22,734 shares which the Company has previously authorized for issuance to Mr. Sherman. Also includes 135,166 shares beneficially owned by Elmgrove. Mr. Sherman may also be deemed to be the beneficial owner of the shares owned by Elmgrove by virtue of his position as President of the General Partner of Elmgrove.


(7) Includes options to purchase up to 3,333 shares of Common Stock. Except for the aforementioned option shares, all of the shares are subject to a lock-up agreement, dated August 29, 1997, restricting the sale of shares over a 5 year period.

(8) Includes options to purchase up to 3,333 shares of Common Stock. Except for the aforementioned option shares, all of the shares are subject to a lock-up agreement, dated August 29, 1997, restricting the sale of shares over a 5 year period.

(9) Mr. Love's address is 68 Hammond Pond Parkway, Chestnut Hill, Massachusetts 02167.

(10) Includes options to purchase up to 1,666 shares of Common Stock, up to 833 shares of Common Stock issuable upon exercise of currently exercisable warrants and 11,759 shares which the Company has previously authorized for issuance to Mr. Love.

(11) Mr. Kenney resigned from his position as Treasurer and Secretary, effective March 27, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, the Company entered into a consulting agreement, which terminated January 31, 1999, with Baroque, of which Mr. Sherman is the President, pursuant to which Baroque agreed to provide overall strategic advice and planning in connection with the acquisition and/or development of complementary products and businesses and the finances of the Company. The agreement provided for an annual rate of $60,000, payable in monthly installments of $5,000, plus reasonable and necessary expenses.

     On May 31, 1997, the Company borrowed $350,000 from Elmgrove evidenced by a non-negotiable promissory note, bearing interest at a rate of 8% per annum, which was repaid in August 1997. In connection with the loan, the Company granted to Elmgrove 10 year warrants to purchase 666 shares of the Common Stock at an exercise price of $56.25 per share.

     In connection with the consummation of the Merger with Quality on August 29, 1997, each of Messrs. Chevalier and Kohut, as shareholders of Quality received promissory notes from the Company, in the amounts of $2,697,841.73 and $1,802,158.27, respectively, as well as 73,492 and 49,078 shares of Common Stock, respectively. Such notes bear interest at a rate of 8% per annum, payable quarterly commencing August 1, 1998, and are payable in full on May 15, 2000. Such notes are the direct obligation of Quality and are guaranteed by U.S. Automotive, which also pledged all of its stock in Quality as additional collateral. The stock pledge is subordinated to the credit facility with LaSalle Business Credit, Inc. Mr. Kohut currently serves as a director and principal financial officer of the Company and Mr. Chevalier serves as a director and President of the Company.

     The Company entered into a three-year consulting agreement, which commenced August 29, 1997, with RamKo, of which Mr. Kohut is the President, pursuant to which RamKo agreed to provide general business and financial advice to the Company. The agreement provides for quarterly payments of $45,000 plus reasonable and necessary expenses. The agreement also provides that services rendered by RamKo shall not exceed twenty-five (25) days in any given calendar quarter (otherwise, the Company is liable to RamKo for an additional charge). In addition, RamKo and its directors, shareholders, agents, officers and employees have agreed not to perform services or engage in any business deemed to be in competition with the Company. The agreement may be terminated for "cause" by the Company.

     On February 27, 1998, the Company sold debt and equity securities to Elmgrove and David Love, an affiliate of a director and a director of the Company, respectively. The sale was made pursuant to a private placement consisting of two (2) unsecured non-negotiable promissory notes in the aggregate principal amount of $400,000, bearing interest at the rate of 10.5% per annum, and warrants to purchase up to an aggregate of 6,666 shares of the Common Stock, maturing in February 2003, at a conversion price equal to the greater of $30.00 per share or the last sales price of the Common Stock as reported on the Nasdaq SmallCap Market for the trading date immediately preceding the exercise date, subject to adjustment in certain conditions. The net proceeds to the Company were approximately $370,000. The warrants are redeemable by the Company, upon notice of not less than 30 days at a price of $0.75 per warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day of which the Company gives notice of redemption has been at least 150% of the then effective exercise price of the warrants. The holders of the Warrants shall have the right to exercise them until the close of business on the date fixed for redemption. The exercise price and number of shares of Common Stock or other securities issuable on exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. On each of July 23, 1998 and February 28, 1999, the Company paid in full the outstanding balances under the promissory notes, together with accrued interest thereon, to David Love and Elmgrove, respectively.

     In March 1999, the Company authorized the issuance to David Love and Mandel Sherman, directors of the Company, 11,759 and 22,734 shares of the Company's Common Stock, respectively, in exchange for accrued but unpaid obligations owing by the Company to such individuals and/or their affiliates.

                                   PROPOSAL I

                   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                    OF INCORPORATION TO REDUCE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's stockholder's for their approval an amendment to the Certificate of Incorporation of the Company to provide for a decrease in the authorized number of shares of Common Stock of the Company from 30,000,000 to 5,000,000 shares of Common Stock. The text of the proposed amendment to Article FOURTH of the Company's Certificate of Incorporation is attached hereto as Exhibit A.

     The Company's Board of Directors has determined that it is in the best interests of the Company to reduce the number of shares of Common Stock that are authorized for issuance by the Company. Delaware, the state in which the Company is incorporated, assesses franchise taxes on the basis of the number of authorized shares. As a result, the proposed reduction in the Company's authorized shares will save approximately $120,000 annually in franchise taxes payable to the State of Delaware. In the absence of such reduction, the Company would incur approximately $150,000 in franchise taxes in fiscal 1999 based on the currently authorized 30,000,000 shares of Common Stock. The Company believes that reducing the number of shares of Common Stock authorized will enable it to realize a savings of approximately $120,000 per year in Delaware franchise taxes at no material disadvantage to the Company.


     The Company proposes to amend its Certificate of Incorporation to reduce the number of authorized shares of Common Stock to 5,000,000 shares of Common Stock. As of the Record Date there were 1,048,273 shares of the Company's Common Stock issued and outstanding and outstanding options, warrants and other convertible securities to acquire approximately 711,000 shares of Common Stock. The reduction in authorized shares of Common Stock will result in 3,951,727 shares of Common Stock being authorized but unissued as of the Record Date.


     As a result of such reduction, fewer authorized shares would be available for potential issuance in connection with any possible future sales of Common Stock or Common Stock equivalents or issuances of Common Stock or Common Stock equivalents in any acquisition transaction which may arise in the future. However, the Board of Directors believes that following this reduction in authorized shares, a sufficient number of authorized but unissued shares of Common Stock will be available to meet the Company's needs in the foreseeable future, whether in connection with future equity offerings or acquisitions, although none are currently contemplated, as well as for the issuance of Common Stock pursuant to the exercise of outstanding stock options, warrants and other convertible securities as well as options that may be granted in the future under the 1992 Plan or the 1998 Plan.

     The Board believes that the substantial immediate tax savings from the reduction in authorized shares outweighs any possible near-term need to have a larger number of authorized shares available for issuance. The reduction in the number of authorized shares of Common Stock will not affect the number of shares held by existing stockholders or the rights attendant to those shares.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the approval of the amendment of the Company's Certificate of Incorporation to reduce the number of authorized shares of Common Stock of the Company.

Recommendation

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1998 and the Board of Directors currently anticipates that it will select Arthur Andersen, LLP to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1999. A representative of Arthur Andersen, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


                             CHANGES IN ACCOUNTANTS

     On September 12, 1997, the Company dismissed BDO Seidman, LLP as its principal independent accountant. Each of BDO Seidman LLP's reports on the Company's financial statements for the fiscal years ended December 31, 1995 and 1996 were qualified as to uncertainty with respect to the Company's ability to continue as a going concern.

     The decision to change accountants was approved by the Board of Directors. During the fiscal years ended December 31, 1995 and 1996 and during the period from January 1, 1997 through September 12, 1997, there were no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     On September 12, 1997, the Company engaged Arthur Andersen LLP as its principal independent accountants who audited and reported on the financial statements of the Company for the fiscal years ending December 31, 1997 and 1998. Prior to engaging Arthur Andersen LLP, neither the Company nor anyone acting on the Company's behalf consulted with Arthur Andersen LLP regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, during the fiscal years ended December 1995 and 1996 and the interim period from January 1, 1997 to September 12, 1997, neither the Company nor anyone acting on the Company's behalf consulted with Arthur Andersen LLP with respect to any matters that were the subject of a disagreement (as defined in paragraph 304(a)(1)(iv)) of Regulation S-B.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                    FOR FISCAL YEAR ENDING DECEMBER 31, 1999

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to its fiscal year ending December 31, 1999, to be held in the year 2000 must submit the proposal in proper form and in satisfaction of all conditions established by the Securities and Exchange Commission to the Company at its address set forth on the first page of this Proxy Statement not later than March 3, 2000 in order for the to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.


     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 25, 1999. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:


                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            ROUTE 627, AIRPORT DRIVE
                             TAPPAHANNOCK, VA 22560

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                             By order of the Board of Directors,


                                             John W. Kohut
                                             Chairman of the Board



July 2, 1999

                                                                       EXHIBIT A


                           Proposed Language to amend
               Article FOURTH of the Certificate of Incorporation
                     of U.S. Automotive Manufacturing, Inc.

     FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is Five Million (5,000,000) shares of Common Stock, par value $.001 per share.

                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            Route 627, Airport Drive
                             Tappahannock, VA 22560

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AUGUST 18, 1999 THIS PROXY IS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JOHN KOHUT and MARTIN CHEVALIER, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of U.S. Automotive Manufacturing, Inc. on Wednesday, August 18, 1999, at 711 Fifth Avenue, 11th Floor, New York, New York 10022, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below
          (except as marked to the contrary
          below).

     |_|  WITHHOLD AUTHORITY
          to vote for all nominees listed below.

               Martin Chevalier, John W. Kohut, David Love and Mandel Sherman



(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


     2. Adoption of Amendment to Certificate of Incorporation Reducing Number of Authorized Shares of Common Stock

         |_| For                     |_| Against                  |_| Abstain


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1999

                    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                     ___________________________
                                                     (Signature)
                                                     Name:


                                                     ___________________________
                                                     (Signature if held jointly)
                                                     Name:


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.